UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    February 24, 2006

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

The Oil & Gas Commerce Building
309 West 7th Street, Suite 1600
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definition Agreement.

                On February 24, 2006, Cano Petroleum, Inc. (“Cano”) entered into Amendment No. 1 (“Amendment No. 1”) to the $100,000,000 Credit Agreement among Cano Petroleum, Inc., as Borrower, The Lenders Party Hereto From Time to Time as Lenders, and Union Bank of California, N.A., as Administrative Agent and  as Issuing Lender dated November 29, 2005.  Amendment No. 1 amends the definition of “Majority Lenders” from meaning lenders holding at least 66 2/3% of the then aggregate unpaid principal amount of the notes and outstanding letter of credit obligations to (i) if there are more than two lenders, lenders holding at least 66 2/3% of the aggregate unpaid principal amount of the notes and outstanding letter of credit obligations and (ii) if there are two or less lenders, all of the lenders.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                           Amendment No. 1 dated February 24, 2006 to the $100,000,000 Credit Agreement among Cano Petroleum, Inc., as Borrower, The Lenders Party Hereto From Time to Time as Lenders and Union Bank of California, N.A., as Administrative Agent and as Issuing Lender dated November 29, 2005.

* * * * *

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: February 28, 2006
	By:	/s/ Michael J. Ricketts
Michael J. Ricketts
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amendment No. 1 dated February 24, 2006 to the $100,000,000 Credit Agreement among Cano Petroleum, Inc. as Borrower, The Lenders Party Hereto From Time to Time as Lenders and Union Bank of California, N.A., as Administrative Agent and as Issuing Lender dated November 29, 2005.